                  HCC INSURANCE HOLDINGS, INC. AND SUBSIDIARIES

                               STATEMENT OF RATIOS

====================================================================================================================================

                                                                         FOR THE YEARS ENDED DECEMBER 31,
                                                                              (DOLLARS IN THOUSANDS)
                                                                       ADJUSTED
                                         2001             2000          1999 (2)          1999             1998            1997
------------------------------------------------------------------------------------------------------------------------------------
Gross premium to surplus ratio:
   Gross written premium           $    1,014,833  $      972,154                  $      576,184   $      500,962  $      346,094
   Policyholders' surplus                 401,393         326,249                         315,474          369,401         331,922
   Premium to surplus ratio (1)             252.8%          298.0%                          182.6%           135.6%          104.3%

(Gross premium to surplus ratio = gross written premium divided by policyholders' surplus)

Net premium to surplus ratio:
    Net written premium            $      371,409  $      283,947                  $      150,261   $      123,315  $      143,068
    Policyholders' surplus                401,393         326,249                         315,474          369,401         331,922
    Premium to surplus ratio (1)             92.5%           87.0%                           47.6%            33.4%           43.1%

(Net premium to surplus ratio = net written premium divided by policyholders' surplus)

Loss ratio:
   Incurred loss and loss
     adjustment expense            $      266,537  $      190,272  $      119,093  $      160,908   $       95,435  $      100,158
   Net earned premium                     341,779         267,481         146,850         150,304          142,108         162,626
   Loss ratio (1)                            78.0%           71.1%           81.1%          107.1%            67.2%           61.6%

(Loss ratio = incurred loss and loss adjustment expense divided by net earned premium)

Expense ratio:
   Underwriting expense            $       88,461  $       76,548  $       33,427  $       34,220   $       19,417  $       24,627
   Net written premium                    371,409         283,947         145,200         150,261          123,315         143,068
   Expense ratio (1)                         23.8%           27.0%           23.0%           22.8%            15.7%           17.2%

(Expense ratio = underwriting expense divided by net written premium)

   Combined ratio (1)                       101.8%           98.1%          104.1%          129.9%            82.9%           78.8%

(Combined ratio = loss ratio plus expense ratio)

(1) Calculated for our insurance companies on the basis of statutory accounting principles.

(2) Excluding the effects of the provision for reinsurance in 1999.

                  HCC INSURANCE HOLDINGS, INC. AND SUBSIDIARIES

                               STATEMENT OF RATIOS
                                   (continued)

====================================================================================================================================

                                                                         FOR THE YEARS ENDED DECEMBER 31,
                                                                              (DOLLARS IN THOUSANDS)
                                                                        ADJUSTED
                                          2001             2000          1999 (2)          1999             1998            1997
------------------------------------------------------------------------------------------------------------------------------------
Loss ratio:
   Incurred loss and loss
      adjustment expense           $      267,390  $      198,470  $      109,650  $      109,650   $       91,302  $       96,514
   Net earned premium                     342,787         267,647         141,362         141,362          143,100         162,571
   Loss ratio (3)                            78.0%           74.2%           77.6%           77.6%            63.8%           59.4%

(Loss ratio = incurred loss and loss adjustment expense divided by net earned premium)

Expense ratio:
   Underwriting expense            $       88,192  $       56,223  $       29,661  $       73,123   $       30,700  $       35,770
   Net earned premium                     342,787         267,647         141,362         141,362          143,100         162,571
   Expense ratio (3)                         25.7%           21.0%           21.0%           51.7%            21.5%           22.0%

(Expense ratio = underwriting expense divided by net earned premium)

   Combined ratio (3)                       103.7%           95.2%           98.6%          129.3%            85.3%           81.4%

(Combined ratio = loss ratio plus expense ratio)

(2) Excluding the effects of the provision for reinsurance in 1999.

(3) Calculated for our insurance companies on the basis of generally accepted accounting principles.